UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, Suite 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2013 Regen BioPharma, Inc. (“Regen”), a subsidiary of Bio-Matrix Scientific Group, Inc. (the “Company”) executed an agreement entered into by and between Wei Ping Min, PhD.  (“Min”) and Regen dated July 27, 2013 (“Agreement”) intended to memorialize the contractual relationship between the parties.

Pursuant to the terms of the Agreement, Min shall be required to conduct for Regen preclinical testing with regards to products under development by Regen as well as provide regulatory assistance to Regen in connection with Regen’s  Investigational New Drug (IND) Application for HemaXellerate which was filed February 4, 2013 with the United States Food and Drug Administration.

The duration of the Agreement shall be from July 27, 2013 to June 30, 2014. Pursuant to the Agreement, Min shall be entitled to receive compensation in the amount of $100,000. This payment shall be made in installments and shall be made in the common stock of the Regen’s parent company, Bio-Matrix Scientific Group Inc. The shares of common stock issued to Min pursuant to the Agreement may be registered under the Securities Act of 1933 or may be paid as “restricted securities”, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, at the discretion of the Company. Shares of the Company’s common stock issued as payment to Min shall be valued at the closing price on the trading day immediately prior to issuance.

The preceding summary of certain provisions of the Agreement is qualified in its entirety by reference to the complete Agreement filed as Exhibit 1.0.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit 10.1 SERVICE AGREEMENT

DATED JULY 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: September 23, 2013